As filed with the Securities and Exchange Commission on February 24, 1997
                                                  Registration No. 333-18257
============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                         _______________________

                             Post-Effective
                            Amendment No. 1
                                  to
                               FORM S-4
                         REGISTRATION STATEMENT
                                Under
                       The Securities Act of 1933
                       __________________________
                   ASSOCIATED WHOLESALE GROCERS GROUP, INC.
           (Exact name of registrant as specified in its charter)
                       ___________________________
Kansas                                5141                      48-1189356
(State or other jurisdiction   (Primary Standard Industrial  (I.R.S. Employer
of incorporation or organization) Classification Code Number) Identification
                                                                   No.)
                           5000 Kansas Avenue
                        Kansas City, Kansas 66106
                             (913) 288-1000

(Address including zip code, of Registrant's principal executive officer)
                       ___________________________

                       FRANCES PELLEGRINO PUHL, ESQ.
                           5000 Kansas Avenue
                         Kansas City, Kansas 66106
                            (913) 288-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               Copies to:
                          SHARI L. WRIGHT, ESQ.
               Blackwell Sanders Matheny Weary & Lombardi L.C.
                           Two Pershing Square
                          2300 Main, Suite 1100
                        Kansas City, Missouri 64108
                             (816) 274-6800
                       ___________________________

     Approximate date of commencement of proposed sale to the public: The sale of securities pursuant to this Registration Statement was conditioned upon the approval by the shareholders of Associated Wholesale Grocers, Inc. of an Agreement and Plan of Merger with the Registrant, which condition was not satisfied. Therefore, no sales of securities pursuant to this Registration Statement will occur.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
============================================================================




     The Registrant hereby removes from registration by the means of this Post-Effective Amendment No. 1 the 25,099,987 shares of common stock, par value $1.00 per share ("Shares") and 25,099,987 rights to purchase Shares and the 99,987 options to purchase Shares which remain unsold at the termination of the offering in accordance with its undertaking pursuant to Regulation S-K
Item 512(a)(3).

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or Amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, and State of Kansas on the ______ day of February, 1997.

                                   ASSOCIATED WHOLESALE GROCERS GROUP, INC.


                                      /S/ Mike DeFabis
                                   By:______________________________________
                                      Mike DeFabis, President and Chief
                                      Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                         TITLE               DATE


/s/ Mike DeFabis
------------------------ President, Chief Executive   February 24, 1997
Mike DeFabis             Officer and Director
                         (Principal
                         Executive Officer)

/s/ Gary Phillips
------------------------ Executive Vice President     February 24, 1997
Gary Phillips            of Finance and Administration
                         and Chief Financial Officer
                         (Principal Financial and
                         Accounting Officer)


/s/ Mike DeFabis
------------------------ Director                     February 24, 1997
Doug Carolan*



/s/ Mike DeFabis
------------------------ Director                     February 24, 1997
J. Fred Ball*


/s/ Mike DeFabis
------------------------ Director                     February 24, 1997
James Queen*


/s/ Mike DeFabis
------------------------ Director                     February 24, 1997
Donald Woods, Jr.*


_______________
*Executed by Mike DeFabis as attorney-in-fact